Exhibit 5.1

BIO-key International, Inc.

3349 Highway 138, Building D, Suite B

Wall, New Jersey 07719

September 18, 2006

Re:                               Registration Statement on Form S-8

Dear Sir or Madam:

Reference is made to the above-captioned Registration Statement on Form S-8 (the “Registration Statement”) filed by Bio-key International, Inc. (the “Company’) on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 9,779,257 shares of common stock, par value $.0001 per share, of the Company (the “Shares”) issuable pursuant to the to the Bio-key International, Inc. 2004 Stock Incentive Plan (the “2004 Plan”), the Bio-key International, Inc. 1999 Stock Option Plan (the “1999 Plan”), and agreements representing individual option grants made to certain employees, directors, general partners, officers, consultants, and/or advisors of the Company as set forth on Schedule I hereto (the “Individual Option Grants”).  As used herein, the 2004 Plan, the 1999 Plan, and the Individual Option Grants shall be collectively referred to as the “Plans.”

We are counsel to the Company and have examined original or certified copies of the Company’s Certificate of Incorporation and By-Laws, each as amended and/or restated to date, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion letter.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware constitution and reported judicial opinions interpreting same), and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares proposed to be issued by the Company pursuant to the applicable Plans will be, upon receipt of the consideration for which the Board of Directors of the Company has authorized the issuance of such Shares thereunder, validly issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of the Plans.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                                                                                Very truly yours,

                                                                                                                /s/ CHOATE, HALL & STEWART LLP

Schedule I

Recipients of Individual Option Grants

Barone, Anthony W.

Colatosti, Thomas

Cusick, Francis J.

DePasquale, Michael W.

Fodero, Randolph Stephen

Hammel, Benjamin M.

Lacous, Mira K.

Mason, Frank L.

May, Jeffrey L.

Menzel, Anthi Lea

Souza, Kenneth

Sullivan, James D.

Wicklund, Roy A.

Yanuk, Charles

Zarn, Gary L.